SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    /x/

Filed by a Party other than the Registrant  /  /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e) (2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Columbia U.S. Government Securities Fund, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x / No fee required
/  / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
     of Schedule 14A
/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)       Title of each class of securities to which transaction applies:
              ------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:
                  ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:
                  ------------------------------------------------------------

         5)       Total fee paid:
                  ------------------------------------------------------------

 / / Fee paid previously with preliminary materials.
/  / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:
                  ------------------------------------------------------------

         3)       Filing Party:
                  ------------------------------------------------------------

         4)       Date Filed:
                  ------------------------------------------------------------

                                                  Definitive Additional Material

Front:


                                Your Vote Counts!
                      Please Return Your Proxy Ballot Today



Reverse:
Dear Columbia US Government Securities Fund Shareholder,


Recently, we mailed you a proxy statement and ballot requesting your approval to change the name and investment objective of Columbia US Government Securities Fund. The purpose of the change is to increase the Fund's investment flexibility and allow the Fund manager to invest in a broader range of short term, high quality bonds. The goal is to generate a higher after-tax return than what the Fund may earn under its present investment objective and strategy. If approved, the proposed change would also result in lower Fund expenses, which would further enhance total return potential.

Both the Fund's Board of Directors and the Fund's Management recommend that you vote IN FAVOR of the proposal. For more information, please read your proxy statement, visit our website at www.columbiafunds.com or call us at 1-800-547-1707.

The final votes will be cast on September 15 at the Special Meeting of Shareholders at 10 am PST at Columbia's Portland headquarters at 1301 SW Fifth Avenue.

Please Vote Today!

Jeff B. Curtis
President
Columbia Funds


p.s., If you've already sent in your ballot, please disregard this request, and thank you for voting!